CROMPTON & KNOWLES CORPORATION
                           FORM 10-Q
                FOR QUARTER ENDED MARCH 30, 1996



                             INDEX




 PART I.     FINANCIAL INFORMATION:

 Item 1.     Condensed Financial Statements and
             Accompanying Notes

             .  Consolidated Statements of Earnings
                (unaudited) - Quarters ended March 30, 1996
                and April 1, 1995

             .  Consolidated Balance Sheets - March 30, 1996
                (unaudited) and December 30, 1995

             .  Consolidated Statements of Cash Flows
                (unaudited) - Quarters ended March 30, 1996
                 and April 1, 1995

             .  Notes to the Consolidated Financial
                Statements - Quarter ended March 30, 1996
                (unaudited)


 Item 2.     Management's Discussion and Analysis of Financial
             Condition and Results of Operations



 PART II.    OTHER INFORMATION:

 Item 4.     Submission of Matters to a Vote of Security Holders

 Item 5.     Other Information

 Item 6.     Exhibits and Reports on Form 8-K

 Signatures

 Exhibit 11  Statement Re Computation of Per Share Earnings













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